                                                                      EXHIBIT 11

                                CFI PROSERVICES, INC.
                         CALCULATIONS OF NET INCOME PER SHARE
                       (In thousands, except per share amounts)


                                                                        Year Ended December 31,
                                               ------------------------------------------------------------------------
                                                       1996                     1995                     1994
                                               ----------------------   ----------------------   ----------------------
                                               Primary  Fully Diluted   Primary  Fully Diluted   Primary  Fully Diluted
                                               ----------------------   ----------------------   ----------------------
Weighted Average Shares Outstanding
  For The Period                                 4,763          4,763     4,369          4,369     3,922          3,922

Dilutive Common Stock Options Using The
  Treasury Stock Method                            349            351       508            524       884            886
                                                ----------------------  ----------------------   ----------------------

Total Shares Used For Per Share Calculations     5,112          5,114     4,877          4,893     4,806          4,808

Net Income Applicable to Common Stock               17             17       226            226     3,417          3,417
                                                ----------------------  ----------------------   ----------------------

Net Income Per Common Share                     $    -         $    -   $  0.05         $ 0.05   $  0.71         $ 0.71
                                                ----------------------  ----------------------   ----------------------
                                                ----------------------  ----------------------   ----------------------